Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS AND ANNOUNCES 2017 OUTLOOK

Rockford, Michigan, February 22, 2017 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter ended December 31, 2016. Adjusted financial results exclude restructuring and impairment costs, organizational transformation costs, and debt extinguishment and other costs. References to underlying revenue indicate reported revenue adjusted for the impact of foreign exchange, retail store closures, and the exit of the Cushe business.

“Our diverse portfolio of global brands, exceptional operating platform, and strong business model continue to fuel a powerful earnings engine, even when faced with the current retail environment,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “Revenue finished in line with our original outlook entering the year, and we delivered solid adjusted earnings. Our team worked diligently throughout 2016 to execute on our new strategic platform, the WOLVERINE WAY FORWARD - investing in consumer insights, creating a more robust product pipeline with new innovation, and improving profitability through operational excellence. As a result, we are well positioned going into 2017 to deliver stronger earnings and perform in what we believe will be a consumer and retail environment that we refer to internally as the 'new normal.'”

FOURTH-QUARTER 2016 REVIEW

•	Reported revenue of $729.6 million, down 2.9% versus the prior year. Underlying revenue grew 0.1% versus the prior year.

•	Reported gross margin of 36.6%, compared to 36.2% in the prior year. Adjusted gross margin on a constant currency basis was 37.7%, up 110 basis points versus the prior year.

•	Reported operating margin was 2.1%, compared to 1.9% in the prior year. Adjusted operating margin on a constant currency basis was 7.3%, up 140 basis points versus the prior year.

•
Reported diluted loss per share was $0.02, compared to earnings per share of $0.12 in the prior year. Adjusted diluted earnings per share were $0.33, and, on a constant currency basis, were $0.36, compared to $0.33 in the prior year.

•	Inventory at the end of the quarter was down 25.3% versus the prior year, meaningfully better than expected.

•	Cash generated by operating activities in the quarter was $153.1 million, up $47.4 million or 44.8% versus the prior year.

•	The Company repurchased 2,084,582 shares during the quarter at an average price of $22.08 per share.

FULL-YEAR 2016 REVIEW

•	Reported revenue of $2,494.6 million, down 7.3% versus the prior year. Underlying revenue declined 4.9% versus the prior year.

•	Reported gross margin of 38.5%, compared to 39.1% in the prior year. Adjusted gross margin on a constant currency basis was 39.7%, up 50 basis points versus the prior year.

•	Reported operating margin was 6.4%, compared to 7.5% in the prior year. Adjusted operating margin on a constant currency basis was 9.3%, up 40 basis points versus the prior year.

•
Reported diluted earnings per share were $0.89, compared to $1.20 in the prior year. Adjusted diluted earnings per share were $1.36, and, on a constant currency basis, were $1.52, compared to $1.45 in the prior year.

•	Cash generated by operating activities for the year was $296.3 million, up $80.8 million or 37.5% versus the prior year.

•	The Company closed 101 stores during 2016 as part of its omnichannel transformation initiative.

•	The Company completed a refinancing of its debt, which is expected to result in approximately $30 million of interest savings through 2020 and provide more flexibility for use of cash.

•	The Company repurchased 2,838,919 shares during fiscal 2016 at an average price of $21.80 per share.

"We are pleased with the strong finish to the year and the incredible progress made on our operational excellence initiatives throughout 2016," stated Mike Stornant, Senior Vice President and Chief Financial Officer.  "We exercised strong working capital management, reducing accounts receivable by nearly $36 million and lowering inventory levels by $118 million, or 25% year-over-year, while expanding gross margins in the fourth quarter. All of this helped to deliver a 37% increase in operating cash flow in 2016. Over the past year, we worked hard to improve the fundamentals of the business, and this approach served us well not only in delivering the year's results but also in strengthening the Company for the future. Looking ahead, we believe we have a clear strategic direction and remain focused on improving profitability to invest in organic growth and to return value to our shareholders."

FISCAL 2017 OUTLOOK
The Company enters 2017 prepared to drive earnings growth despite expectations that the macroeconomic challenges will persist, the U.S. dollar will remain strong, and the global retail environment will remain tepid with certain channels facing continued pressure. For fiscal 2017, the Company expects:

•
Reported revenue in the range of $2.270 billion to $2.370 billion, a decline of approximately 9.0% to 5.0%. Underlying revenue is expected in the range of down 2.3% to growth of 1.9%, reflecting approximately $160 million to $180 million of impact from currency and store closures.

•	Slight gross margin improvement due to lower product costs and supply chain efficiencies partially offset by negative currency impact and mix impact from fewer stores.

•
Reported operating margin in the range of 7.9% to 8.5% and adjusted operating margin in the range of 9.9% to 10.4%, resulting from operational excellence initiatives focused on a supply chain optimization, omnichannel transformation, and operational efficiencies.

•	A reported effective tax rate range in the mid-twenties, and an adjusted effective tax rate range in the high-twenties.

•	Diluted weighted average shares outstanding in the range of 95.0 million to 96.0 million.

•
Reported diluted earnings per share in the range of $1.19 to $1.29. Adjusted diluted earnings per share are expected in the range of $1.45 to $1.55. On a constant currency basis, adjusted earnings per share in the range of $1.53 to $1.63.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company's ability to successfully execute key strategic initiatives, the Company’s ability to deliver strong earnings; the advantages of the Company's diversified portfolio, operating platform and business model; the Company’s ability to improve profitability, invest in organic growth and return value to shareholders; and the Company's fiscal 2017 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Quarter Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenue	$729.6	$751.2	$2,494.6	$2,691.6
Cost of goods sold	458.3	476.0	1,526.4	1,636.9
Restructuring costs	4.1	3.0	8.3	3.0
Gross profit	267.2	272.2	959.9	1,051.7
Gross margin	36.6%	36.2%	38.5%	39.1%

Selling, general and administrative expenses	223.5	231.1	758.0	816.0
Restructuring and impairment costs	28.6	27.1	42.0	34.6
Operating expenses	252.1	258.2	800.0	850.6
Operating expenses as a % of revenue	34.6%	34.4%	32.1%	31.6%

Operating profit	15.1	14.0	159.9	201.1
Operating margin	2.1%	1.9%	6.4%	7.5%

Interest expense, net	9.9	10.7	34.8	38.2
Debt extinguishment and other costs	17.6	—	18.1	1.6
Other income, net	(4.5)	(4.6)	(3.5)	(3.3)
Total other expenses	23.0	6.1	49.4	36.5
Earnings (loss) before income taxes	(7.9)	7.9	110.5	164.6

Income tax expense (benefit)	(5.5)	(4.0)	23.0	41.4
Effective tax rate	69.7%	(51.0)%	20.8%	25.2%

Net earnings (loss)	(2.4)	11.9	87.5	123.2

Less: net earnings (loss) attributable to noncontrolling interests	(0.5)	0.3	(0.2)	0.4
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(1.9)	$11.6	$87.7	$122.8
Diluted earnings (loss) per share	$(0.02)	$0.12	$0.89	$1.20

Supplemental information:
Net earnings used to calculate diluted earnings (loss) per share	$(2.0)	$11.3	$85.7	$120.1
Shares used to calculate earnings (loss) per share	95.8	97.4	96.2	100.0
Weighted average shares outstanding	98.3	100.0	99.0	102.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	December 31, 2016	January 2, 2016
ASSETS
Cash and cash equivalents	$369.8	$194.1
Accounts receivables, net	263.3	298.9
Inventories, net	348.7	466.6
Other current assets	49.6	54.2
Total current assets	1,031.4	1,013.8
Property, plant and equipment, net	146.1	131.6
Goodwill and other indefinite-lived intangibles	1,102.8	1,114.5
Other non-current assets	151.4	174.5
Total assets	$2,431.7	$2,434.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$293.3	$336.4
Current maturities of long-term debt	37.5	16.9
Borrowings under revolving credit agreements and other short-term notes	2.9	—
Total current liabilities	333.7	353.3
Long-term debt	780.3	792.9
Other non-current liabilities	343.6	318.5
Stockholders' equity	974.1	969.7
Total liabilities and stockholders' equity	$2,431.7	$2,434.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 31, 2016	January 2, 2016
OPERATING ACTIVITIES:
Net earnings	$87.5	$123.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	43.5	48.7
Stock-based compensation expense	22.8	18.7
Excess tax benefits from stock-based compensation	(0.6)	(4.9)
Pension and SERP expense	10.4	27.9
Debt extinguishment costs	17.4	1.6
Restructuring and impairment costs	50.3	37.6
Other	(33.0)	(39.0)
Changes in operating assets and liabilities	98.0	1.7
Net cash provided by operating activities	296.3	215.5

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(55.3)	(46.4)
Proceeds from sale of a business	7.8	—
Investment in joint venture	(0.5)	—
Other	9.6	(3.6)
Net cash used in investing activities	(38.4)	(50.0)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements and other short-term notes	3.1	—
Borrowings of long-term debt	400.0	450.0
Payments on long-term debt	(393.8)	(530.9)
Payments of debt issuance and debt extinguishment costs	(17.9)	(2.4)
Cash dividends paid	(23.5)	(24.4)
Purchase of common stock for treasury	(52.7)	(92.6)
Purchases of shares under employee stock plans	(4.9)	(7.7)
Proceeds from the exercise of stock options	7.4	13.3
Excess tax benefits from stock-based compensation	0.6	4.9
Contributions from noncontrolling interests	2.2	2.5
Net cash used in financing activities	(79.5)	(187.3)

Effect of foreign exchange rate changes	(2.7)	(7.9)
Increase (decrease) in cash and cash equivalents	175.7	(29.7)

Cash and cash equivalents at beginning of the year	194.1	223.8
Cash and cash equivalents at end of the year	$369.8	$194.1

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2016 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO
UNDERLYING REVENUE*
(Unaudited)
(In millions)

	GAAP Basis Fiscal 2016 Q4	Foreign Exchange Impact	Fiscal 2016 Q4 Constant Currency Basis	GAAP Basis Fiscal 2015 Q4	Adjustments (1)	Fiscal 2015 Q4 Adjusted Basis	Underlying Growth	Reported Growth

Revenue	$729.6	$4.2	$733.8	$751.2	$(18.1)	$733.1	0.1%	(2.9)%

(1)	Adjustments include the impact from retail store closures and the exit of the Cushe business.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2016 Q4	$267.2	$5.4	$4.1	$276.7

Gross margin	36.6%			37.7%

Gross Profit - Fiscal 2015 Q4	$272.2		$3.0	$275.2

Gross margin	36.2%			36.6%
(1)     Adjustments include the impact from restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Restructuring and Impairment Costs	Organizational Transformation Costs (1)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2016 Q4	$15.1	$3.5	$32.7	$2.2	$53.5

Operating margin	2.1%				7.3%

Operating Profit - Fiscal 2015 Q4	$14.0		$30.1	$—	$44.1

Operating margin	1.9%				5.9%

(1)	Organizational transformation costs include certain third party consulting costs and certain costs related to distribution center optimization.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2016 Q4	$(0.02)	$0.35	$0.33	$0.03	$0.36

Fiscal 2015 Q4	$0.12	$0.21	$0.33
(1) Adjustments include the impact of restructuring and impairment costs, organizational transformation costs and debt extinguishment and other costs.

FULL YEAR 2016 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO
UNDERLYING REVENUE*
(Unaudited)
(In millions)

	GAAP Basis Fiscal 2016	Foreign Exchange Impact	Fiscal 2016 Constant Currency Basis	GAAP Basis Fiscal 2015	Adjustments (1)	Fiscal 2015 Adjusted Basis	Underlying Growth	Reported Growth

Revenue	$2,494.6	$17.1	$2,511.7	$2,691.6	$(49.4)	$2,642.2	(4.9)%	(7.3)%

(1)	Adjustments include the impact from retail store closures and the exit of the Cushe business.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2016	$959.9	$27.7	$8.3	$995.9

Gross margin	38.5%			39.7%

Gross Profit - Fiscal 2015	$1,051.7		$3.0	$1,054.7

Gross margin	39.1%			39.2%
(1)     Adjustments include the impact from restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Restructuring and Impairment Costs	Organizational Transformation Costs (1)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2016	$159.9	$21.4	$50.3	$2.2	$233.8

Operating margin	6.4%				9.3%

Operating Profit - Fiscal 2015	$201.1		$37.6	$—	$238.7

Operating margin	7.5%				8.9%

(1)	Organizational transformation costs include certain third party consulting costs and certain costs related to distribution center optimization.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2016	$0.89	$0.47	$1.36	$0.16	$1.52

Fiscal 2015	$1.20	$0.25	$1.45

(1) Adjustments include the impact of restructuring and impairment costs, organizational transformation costs and debt extinguishment and other costs.

2017 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2017 Revenue Guidance	$ 2,270 - 2,370	$30.0		$ 2,300 - 2,400
Fiscal 2016 Revenue	$2,494.6		$(140.0)	$2,354.6
Percentage growth (decline)	(9.0) - (5.0)%			(2.3) - 1.9%

(1)	Adjustments include the estimated impact from retail store closures.

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustments (1)	As Adjusted Full-Year Operating Profit

Fiscal 2017 Operating Profit Guidance	$ 180 - 202	$44.0	$ 224 - 246
Operating Margin	7.9 - 8.5%		9.9 - 10.4%
(1) Adjustments include the estimated impact from restructure costs, organizational transformation costs and operating losses of retail stores expected to close during fiscal 2017.

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED EFFECTIVE TAX RATE
GUIDANCE TO ADJUSTED EFFECTIVE TAX RATE GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2017	Adjustments (1)	As Adjusted Full-Year 2017

Fiscal 2017 Effective Tax Rate Guidance	23.7 - 25.2%	3.3%	27.0 - 28.5%

(1)
Fiscal 2017 Full-Year Guidance Adjustments include the estimated tax impact of restructuring costs, organizational transformation costs and operating losses of retail stores expected to close during fiscal 2017.

RECONCILIATION OF FISCAL 2017 FULL-YEAR DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2017	Adjustments (1)	As Adjusted Full-Year 2017	Foreign Exchange Impact	As Adjusted Full-Year 2017 Constant Currency Basis

Diluted earnings per share Guidance	$ 1.19 - 1.29	$0.26	$ 1.45 - 1.55	$0.08	$ 1.53 - 1.63
(1) Adjustments include estimated restructuring costs, organizational transformation costs and operating losses of retail stores expected to close during fiscal 2017.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and impairment costs and organizational transformation costs were excluded and for fiscal 2017 guidance, the operating losses of retail stores expected to close during fiscal 2017. The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures and the exit of the Cushe business in fiscal 2016. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.